Arch Therapeutics Appoints Richard Davis as Chief Financial Officer

Financial Experience Adds Strength to Executive Team

WELLESLEY, MA – July 7, 2014 -- Arch Therapeutics, Inc. (OTCQB: ARTH) (“Arch” or the “Company”), a life sciences company and developer of the AC5 Surgical Hemostatic Device™, a novel product aimed at controlling bleeding and fluid loss in order to provide faster and safer surgical and interventional care, has appointed Richard Davis as Chief Financial Officer and Treasurer as it continues to expand its team. Mr. Davis, who has worked as a consultant at Arch since April, has started full time in his new role effective today, July 7, 2014. The Company’s current Chief Financial Officer and Treasurer, Alan Barber, has resigned from his position effective July 7, 2014 and has become an advisor to the Company.

Mr. Davis brings a proven and successful record of more than 25 years of progressive and diversified business, financial and operational leadership within both publicly traded and privately held, domestic and multinational companies. Most recently, he has been an advisor to small and mid-size companies assisting them in their accounting, financial reporting, investor and banking needs. Prior to that, he was President, Chief Operating Officer and Chief Financial Officer at NMT Medical, Inc., a NASDAQ-traded medical device company. In this role he developed and executed strategic and operational plans that resulted in revenue growth of 35 percent, 13 consecutive quarters of profitability, increased stock price and analyst coverage from five major investment firms; directed the stabilization of a French subsidiary and led successful efforts in raising $6 million from institutional investors to fund ongoing FDA-approved clinical trials. Prior to that, he was Vice President and Chief Financial Officer at Q-Peak, Inc., where he oversaw all financial and administrative functions. Earlier, he worked in a variety of senior level positions at the Coleman Company, The TJX Companies, Inc. and Wang Laboratories. He holds a Master of Business Administration degree with a Finance concentration from Babson College and a Bachelor of Business Administration degree from the University of Massachusetts Amherst.

Terrence W. Norchi, M.D., Chief Executive Officer of Arch Therapeutics, said, “Rick brings a tremendous amount of financial experience to Arch, and we are honored to have such a seasoned executive join our team as Chief Financial Officer. During his time with us as a consultant, he quickly impressed us with his insights, and we are now delighted to have him aboard full-time. At the same time, we are grateful to Alan Barber for his past years of service in building the foundations of the Company’s financial team.”

Mr. Davis said, “I am very impressed with the innovative and game changing product that Arch Therapeutics is developing. I believe the AC5 Surgical Hemostatic Device™ will prove to be an attractive opportunity to a wide range of investors as well as to the medical community. I look forward to serving as Chief Financial Officer and working with Arch’s management and both current and potential investors as the Company moves ahead.”

About Arch Therapeutics, Inc.
Arch Therapeutics, Inc. is a medical device company developing a novel approach to stop bleeding (hemostasis) and control leaking (sealant) during surgery and trauma care. Arch is developing products based on an innovative self-assembling peptide technology platform to make surgery and interventional care faster and safer for patients. Arch's flagship development stage product candidate, known as AC5 Surgical Hemostatic Device™, is being designed to achieve hemostasis in minimally invasive and open surgical procedures.

Find out more at www.archtherapeutics.com.

Notice Regarding Forward-Looking Statements
This news release contains "forward-looking statements" as that term is defined in Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Statements in this press release that are not purely historical, including any statements regarding beliefs, plans, expectations or intentions regarding the future, are forward-looking statements. Such forward-looking statements include, among other things, references to novel technologies and methods, our business and product development plans and projections, or market information. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with developing new products or technologies and operating as a development stage company, our ability to retain important members of our management team and attract other qualified personnel, our ability to raise the additional funding we will need to continue to pursue our business and product development plans, our ability to develop, successfully complete clinical trials for, obtain regulatory approvals for and commercialize products based on our technology platform, and market conditions. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update any forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, any or all such beliefs, plans, expectations or intentions could prove to be wrong. Investors should consult all of the information set forth herein and should also refer to the risk factors and other disclosure contained in the reports and other documents we file with the SEC, available at www.sec.gov.

On Behalf of the Board,
Terrence W. Norchi, MD
Arch Therapeutics, Inc.

Contact:

ARTH Investor Relations
Toll Free: +1-855-340-ARTH (2784) (US and Canada)
Email: investors@archtherapeutics.com
Website: www.archtherapeutics.com